UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) May 26, 2022

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue	Chicago	Illinois	60601
(Address of principal executive offices) (Zip Code)

(312)	346-8100
(Registrant’s telephone number, including area code)

N /A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock / $1 par value	ORI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Old Republic International Corporation held on May 26, 2022 voted on the following four proposals:

Proposal #1 – Election of Directors

ORI’s shareholders elected the following persons:

Nominee	For	Withheld	Broker Non-Votes
Steven J. Bateman	190,374,081	56,190,168	30,731,827
Lisa J. Caldwell	157,304,409	89,259,840	30,731,827
John M. Dixon	126,225,168	120,339,081	30,731,827
Glenn W. Reed	165,548,964	81,015,285	30,731,827

Proposal #2 – To ratify KPMG LLP as ORI’S independent registered public accounting firm for 2022

ORI’s shareholders voted to approve this proposal as follows:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	275,442,067	1,526,027	327,982	0

Proposal #3 – An advisory vote to approve executive compensation

ORI’s shareholders voted to approve this proposal as follows:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	227,952,874	15,662,455	2,948,920	30,731,827

Proposal #4 – To Approve the Old Republic International Corporation 2022 Incentive Compensation Plan

ORI’s shareholders voted to approve this proposal as follows:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	174,945,188	68,824,648	2,794,413	30,731,827

Item 9.01. Financial Statements and Exhibits

Exhibit No. Description

10.1 Old Republic International Corporation 2022 Incentive Compensation Plan.
10.2 ORI Form of Stock Option Award Agreement (2022 Incentive Compensation Plan).
10.3 ORI Form of Restricted Stock Award Agreement (2022 Incentive Compensation Plan).
104 Cover page Interactive Data file (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: May 31, 2022	By: /s/ Thomas A. Dare
Thomas A. Dare
Senior Vice President,
Secretary and General Counsel